Chittenden Corporation
Average Balances, Interest Income and Expense, and Average Rates (Unaudited) For the Nine Months Ended September 30,


                                                               1997
                                        ----------------------------------------
                                                             Interest   Average
                                                Average      Income/     Yield/
                                                Balance      Expense(1)  Rate(1)
                                                -------      ---------- --------

ASSETS
Interest-Earning Assets:
  Loans                                        $1,388,276      $93,225    8.98%
  Industrial Revenue Bonds (2)                      4,539          395   11.64%
  Investments:
    Taxable                                       364,698       17,435    6.39%
    Tax-Favored Debt Securities                       399           29    9.72%
    Tax-Favored Equity Securities                  15,546          681    5.86%
  Interest-Bearing Deposits in Banks                  100            2    3.21%
  Federal Funds Sold                               31,766        1,291    5.43%
                                               ----------      -------
    Total Interest-Earning Assets               1,805,324      113,058    8.37%
                                                               -------
  NonInterest-Earning Assets                      141,250
  Allowance for Possible Loan Losses              (28,239)
                                               ----------
    Total Assets                               $1,918,335
                                               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                        876,352       21,852    3.33%
  Certificates of Deposit $100,000
    and Over                                      113,504        4,534    5.34%
  Other Time Deposits                             413,855       15,818    5.11%
                                                ---------       ------
    Total Interest-Bearing Deposits             1,403,711       42,204    4.02%

  Short-Term Borrowings                            38,411        1,854    6.45%
  Long-Term Debt                                    2,575          163    8.46%
                                                ---------       ------
    Total Interest-Bearing Liabilities          1,444,697       44,221    4.09%
                                                                ------
NonInterest-Bearing Liabilities:

  Demand Deposits                                 275,155
  Other Liabilities                                27,832
                                                ---------
    Total Liabilities                           1,747,684

  Stockholders' Equity                            170,651
                                                ---------
    Total Liabilities and
      Stockholders' Equity                     $1,918,335
                                               ==========
Net Interest Income                                            $68,837
                                                               =======

Interest Rate Spread (3)                                                  4.28%

Net Yield on Earning Assets (4)                                           5.10%



(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.  Loan income includes fees.
(2)  Industrial revenue bonds are included in Loans in the Financial Statements.
(3) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Net yield on earning assets is net interest income divided by total interest-earning assets.

                                                 1996
                                       -----------------------------------------
                                                            Interest   Average
                                                Average     Income/     Yield/
                                                Balance     Expense(1)  Rate(1)
                                                -------     ---------- ---------
ASSETS
Interest-Earning Assets:
  Loans                                        $1,311,069      $89,500    9.12%
  Industrial Revenue Bonds (2)                      5,052          433   11.45%
  Investments:
    Taxable                                       319,699       14,834    6.20%
    Tax-Favored Debt Securities                     1,315          107   10.87%
    Tax-Favored Equity Securities                  23,843        1,040    5.83%
  Interest-Bearing Deposits in Banks                  100            1    3.00%
  Federal Funds Sold                               29,341        1,183    5.39%
                                               ----------       ------
    Total Interest-Earning Assets               1,690,419      107,098    8.46%
                                                               -------
  NonInterest-Earning Assets                      156,406
  Allowance for Possible Loan Losses              (28,431)
                                               ----------
    Total Assets                               $1,818,394
                                               ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-Bearing Liabilities:
  Savings and Interest-Bearing
    Transactional Accounts                        819,828       19,974    3.25%
  Certificates of Deposit $100,000
    and Over                                      111,308        4,659    5.59%
  Other Time Deposits                             433,209       17,502    5.40%
                                                ---------      -------
    Total Interest-Bearing Deposits             1,364,345       42,135    4.13%

  Short-Term Borrowings                            30,505        1,537    6.73%
  Long-Term Debt                                    2,507          146    7.78%
                                                ---------      -------
    Total Interest-Bearing Liabilities          1,397,357       43,818    4.19%
                                                               -------
NonInterest-Bearing Liabilities:

  Demand Deposits                                 241,027
  Other Liabilities                                19,956
                                                ---------
    Total Liabilities                           1,658,340

  Stockholders' Equity                            160,054
                                                ---------
    Total Liabilities and
      Stockholders' Equity                     $1,818,394
                                               ==========
Net Interest Income                                            $63,280
                                                               =======

Interest Rate Spread (3)                                                  4.27%

Net Yield on Earning Assets (4)                                           5.00%

(1)  On a fully taxable equivalent basis.  Calculated using a Federal Income
     Tax Rate of 35%.  Loan income includes fees.
(2)  Industrial revenue bonds are included in Loans in the Financial Statements.
(3) Interest rate spread is the average rate earned on total interest-earning assets less the average rate paid on interest-bearing liabilities.
(4) Net yield on earning assets is net interest income divided by total interest-earning assets.